Exhibit 3.4

COVER LETTER

TO:	Amendment Section
Division of Corporations

NAME OF CORPORATION: Don Marcos Trading Co.

DOCUMENT NUMBER: P99000042965

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

                                   LYNNE BOLDUC
(Name of Contact Person)

                                  OSWALD & YAP
(Firm/Company)

                           16148 Sand Canyon Avenue
(Address)

                                    Irvine, CA 92618
(City/State and Zip Code)

For further information concerning this matter, please call:

Lynne Bolduc                                               at (949) 788-8900
(Name of Contact Person)   (Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

☑ $35 Filing Fee	☐ $43.75 Filing Fee &	☐ $43.75 Filing Fee &	☐ $52.50 Filing Fee
	Certificate of Status	Certified Copy (Additional copy is enclosed)	Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address	Street Address
Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to

Articles of Incorporation
of

Don Marcos Trading Co.

(Name of corporation as currently filed with the Florida Dept. of State)

P99000042965

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

(Must contain the word “corporation,” “company,” or incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”)
(A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P.A.”)

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Articles Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article IV: This corporation is authorized to issue One Hundred Million (100,000,000) shares of common stock with no par value and Ten Million (10,000,000) shares of preferred stock.

The preferred stock may be issued from time to time in one or more series. The corporation’s board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock or any series thereof with respect to any wholly-unissued series of preferred stock, and to fix the number of shares constituting any such series and the designation thereof.

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: March 30, 2007

Effective date if applicable:________________________________________
 (no more than 90 days after amendment file date)

Adoption of Amendment(s)  (CHECK ONE)

☐  The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient
for approval by                                                                                  .”
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature____________________________________________________________
 (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                                   Earl T. Shannon
(Typed or printed name of person signing)

                                       President
(Title of person signing)

Filing Fee: $35

Article IV, is amended to read as follows:

All shares of the Corporation’s common stock outstanding as of March 30, 2007 are subject to division, each share to be divided into ten (10) shares. The par value of the shares shall remain unchanged.